Exhibit 10.1

G-III Apparel Group, Ltd.
2015 long-term INCENTIVE PLAN
AMENDED AND RESTATED

restricted stock unit agreement

AMENDED AND RESTATED AGREEMENT made as of the 28th day of June, 2021, amending and restating the Agreement, dated March 16, 2021 between G-III APPAREL GROUP, LTD. (the “Company”) and _____________ (the “Participant”) (the “Original Agreement”), pursuant to the G-III Apparel Group, Ltd. 2015 Long-Term Incentive Plan, as amended (the “Plan”). Capitalized terms that are used but not defined in this Agreement shall have the meanings given to them by the Plan.

RECITALS

WHEREAS, the Company and the Participant previously entered into the Original Agreement that granted Participant ________ Restricted Stock Units (“RSUs”) and they desire to enter into this Amended and Restated Agreement (the “Revised Agreement”) in order to revise the terms of the Original Agreement as further set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1.Awards. (a) The number of RSUs subject to this Revised Agreement is hereby reduced from _______ to ______. Each RSU represents the right to receive one share of the Company’s common stock (an “RSU Share”), subject to the terms and conditions of this Revised Agreement and the Plan.

(b) In accordance with the Plan, the Company hereby grants to the Participant ______ performance share units (“PSUs”). Each PSU represents the right to receive one share of the Company’s common stock (a “PSU Share”), subject to the terms and conditions of this Revised Agreement, the Plan and the Approval (as such term is hereinafter defined) including, without limitation, the potential upward or downward adjustment in the number of PSU Shares that may be issued to the Participant pursuant to this Revised Agreement. RSU Shares and PSU Shares are collectively referred to as the “Shares.”

2.Vesting Conditions. (a) Participant’s right to receive the RSU Shares covered by this Revised Agreement shall become vested in accordance with the Appendix attached hereto, subject to the Participant’s continuous employment or other service with the Company through such vesting date.

(b) The Participant’s right to receive the PSU Shares covered by this Revised Agreement shall become vested in accordance with the Appendix attached hereto, subject to (i) confirmation by the Compensation Committee (the “Committee”) of the Board of Directors of the Company of the attainment of the 3-Year Cumulative Adjusted EBIT (“Adjusted EBIT”) and/or Return on Invested Capital (“ROIC”) performance conditions and the performance levels achieved, and to the other provisions set forth in Exhibit A to the minutes of the meeting of the Committee approving (the “Approval”) the PSU grant subject to this Agreement and (ii) the Participant’s continuous employment or other service with the Company through the vesting date.  The terms of this grant including the EBIT and ROIC performance conditions; upward (up to a maximum award of 150% of the number of PSU Shares) or downward (down to the minimum award of 50% of the number of PSU shares) adjustments to the number of PSU Shares earned, or absence of vesting of any PSU shares if the minimum thresholds with respect to the performance conditions are not attained, based on actual performance compared to the performance conditions; the percentage of PSU Shares earned based on satisfaction of the Adjusted EBIT or ROIC performance condition; accounting adjustments provided for in determining Adjusted EBIT and ROIC; and other matters related to the PSUs are all as set forth in the Approval.  All determinations with respect to the satisfaction of the Adjusted EBIT or ROIC performance condition and the other matters set forth in the Approval shall be made by the Committee and shall be in accordance with the terms set forth in the Approval.

3.Settlement of RSUs or PSUs. If and when RSUs or PSUs become vested, the Participant will have the right to receive a corresponding number of whole Shares from the Company in full settlement of such vested RSUs or PSUs. Such Shares will be issued and delivered in certificated or electronic form as soon as practicable (but not more than 90 days) after the applicable RSU or PSU vesting date, subject to any applicable tax withholding and other conditions set forth in the Plan, this Revised Agreement and/or applicable law.

4.Termination of Employment or Service. Upon the termination of the Participant’s employment or other service with the Company, any unvested RSUs or PSUs then covered by this Agreement shall be canceled and the Participant shall have no further rights with respect thereto.

5.No Rights as a Shareholder. The Participant shall have no ownership or other rights of a stockholder with respect to Shares underlying the RSUs or PSUs (including any right to receive dividends or to vote such Shares) unless and until such Shares are issued to the Participant in settlement of vested RSUs or PSUs.

6.Tax Withholding. Prior to any settlement of vested RSUs or PSUs, the Participant shall be required to pay or make adequate arrangements satisfactory to the Company for the payment of all applicable tax withholding obligations. The Participant hereby authorizes the Company to satisfy all or part of the amount of such tax withholding obligations by deducting such amount from cash compensation or other payments that would otherwise be owed to the Participant. The Committee, acting in its sole discretion and pursuant to applicable law, may permit the Participant to satisfy any such tax withholding obligations with Shares that would otherwise be issued to the Participant in settlement of vested RSUs or PSUs, and/or with previously-owned shares of the Company’s common stock held by the Participant. The amount of the Participant’s tax withholding obligation that is satisfied in shares of the Company’s common stock, if any, shall be based upon the Fair Market Value of such shares on the date such shares are delivered or withheld.

7.Restrictions on Transfer. Except as otherwise permitted by the Committee acting in its discretion under the Plan, the RSUs and PSUs and the Participant’s right to receive Shares in settlement of vested RSUs or PSUs may not be sold, assigned, transferred, pledged or otherwise alienated or disposed of (except by will or the laws of descent and distribution), and may not become subject to attachment, garnishment, execution or other legal or equitable process, and any attempt to do so shall be null and void.

8.No Other Rights Conferred. Nothing contained herein shall be deemed to give the Participant a right to be retained in the employ or other service of the Company or any affiliate or affect the right of the Company and its affiliates to terminate or amend the terms and conditions of the Participant’s employment or other service.

9.Provisions of the Plan Control. The provisions of the Plan, the terms of which are incorporated in this Revised Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof.

10.Successors. This Revised Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.Entire Agreement. This Revised Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes the Original Agreement and may not be modified except by written instrument executed by the parties.

12.Governing Law. This Revised Agreement shall be governed by the laws of the State of Delaware, without regard to its principles of conflict of laws.

13.Counterparts. This Revised Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement.

G-III APPAREL GROUP, LTD By:____________________________________ _______________________________________ [Participant]

Appendix: Vesting Schedule

Restricted Stock Units

DateQuantity

April 1, 2024

Performance Share Units

DateQuantity

April 1, 2024To be certified by the Compensation Committee